UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Mission Valley Road, Suite 101

San Diego, California 92108

(Address of Principal Executive Offices)

(619) 683-9830

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On February 27, 2014, Mad Catz Interactive, Inc. (the “Company”) and Mad Catz, Inc. (“MCI”), a wholly-owned subsidiary of the Company and individuals who held approximately 99% of the shares of Tritton Technologies, Inc. prior to the Company’s purchase thereof (the “Sellers”) entered into a Settlement and Release Agreement (the “Settlement Agreement”) pursuant to which the parties agree to settle any disputes related to the earn out consideration contemplated by that certain Stock Purchase Agreement, dated May 28, 2010, among the Company, MCI, the Sellers and Tritton Technologies, Inc. Under the Settlement Agreement, (a) the Company agreed to issue to the Sellers a Promissory Note (the “Note”) providing for payments to the Sellers in an aggregate amount equal to $2,475,000 over a two-year period commencing in May 2014, (b) the Company agreed to make a one-time payment to Christopher Von Huben in the amount of $45,258.54 upon execution of the Settlement Agreement, (c) the Company agreed to provide to Mr. Von Huben and his immediate family medical, dental and vision insurance until January 31, 2015 consistent with the insurance benefits provided to employees of the Company, (d) the Company agreed to release Mr. Von Huben from any non-competition obligations Mr. Von Huben owes to the Company, (e) Mr. Von Huben resigned his employment with the Company, and (f) each party provided a mutual release of claims to the other parties and agreed not to disparage the other party or their respective officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation.

On February 27, 2014, MCI entered into an Amendment (the “Amendment”) to the Fourth Amended and Restated Loan Agreement (as amended, the “Loan Agreement”) between Wells Fargo Capital Finance, LLC, MCI and the obligors party thereto. Pursuant to the Amendment, Wells Fargo consented to the issuance of the Note, subject to the terms of the Amendment, and agreed to permit payments under the Note in accordance with the terms of the Loan Agreement.

The description of the Settlement Agreement, the Note and the Amendment set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Settlement Agreement, the Note and the Amendment filed as Exhibits 10.1, 10.2 and 10.3, respectively, hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

	10.1	Amendment to Fourth Amended and Restated Loan Agreement. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

	10.2	Settlement and Release Agreement. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

	10.3	Promissory Note. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2014	MAD CATZ INTERACTIVE, INC.

	By:	/s/ KAREN MCGINNIS
	Name:	Karen McGinnis
	Its:	Chief Financial Officer